Exhibit 99.1

Leslie’s, Inc. Announces Record Results for First Quarter of Fiscal 2021; Raises Full Year Outlook

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Record first quarter sales of $145.0 million, an increase of 17.9% over the prior year quarter; comparable sales growth of 15.7% on a reported basis and 25.7% on a shifted basis as a result of the 53rd week in Fiscal 2020

•	GAAP net loss of $(30.3) million compared to $(26.2) million in the prior year; Adjusted net loss of $(10.6) million compared to $(24.3) million in the prior year, an improvement of $13.7 million
•	Adjusted EBITDA of $(0.2) million compared to $(9.0) million in the prior year, an improvement of $8.8 million
•	Raises Fiscal 2021 sales outlook by $20 million, Adjusted EBITDA by $10 million, and Adjusted net income per share by $0.05

PHOENIX, February 4, 2021 – Leslie's, Inc. ("Leslie's" or the “Company”; NASDAQ: LESL), the largest and most trusted direct-to-consumer brand in the U.S. pool and spa care industry, today announced its financial results for the first quarter of Fiscal 2021 ended January 2, 2021.

Mike Egeck, Chief Executive Officer, commented “Our record fiscal Q1 results exceeded our internal expectations on both the top and the bottom line. This strong performance continues to be driven by the three unique pillars that make our business so compelling, namely; the recurring and non-discretionary nature of demand in our industry, the competitive advantages of our integrated ecosystem of physical and digital assets, and the significant whitespace opportunities we are addressing with our multi-pronged growth strategy.”

“The first quarter is seasonally our lowest volume period, and although we are very pleased with the strong start to the year, as evidenced by the increase in our full year outlook, our entire organization remains focused on the execution of our growth initiatives for pool season 2021 and delivering on our financial and operational goals,” Mr. Egeck concluded.

First Quarter Highlights

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Sales increased 17.9% to $145.0 million from $123.0 million in the first quarter of Fiscal 2020. Comparable sales on an unshifted basis increased 15.7% for the thirteen-week period ended January 2, 2021 compared to the thirteen week period ended December 28, 2019. On a shifted basis, using a realigned period in 2020 for comparability given the 53rd week in Fiscal 2020, comparable sales increased 25.7%

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Gross profit increased 25.9% to $51.7 million from $41.1 million in the first quarter of Fiscal 2020 and gross margin was 35.7% compared to 33.4% in the prior year quarter, an increase of 225 basis points

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SG&A increased to $77.5 million from $59.7 million in the first quarter of Fiscal 2020, or an increase of $17.8 million. During the quarter, we recorded an increase in non-cash equity-based compensation costs of $11.6 million and certain one-time payments of contractual amounts of $8.2 million. These amounts were primarily incurred in connection with our Initial Public Offering

•	Operating loss was $(25.8) million compared to $(18.6) million in the first quarter of Fiscal 2020

•	Net loss was $(30.3) million compared to $(26.2) million in the first quarter of Fiscal 2020. Adjusted net loss improved by $13.7 million to $(10.6) million from $(24.3) million in the prior year
•	Loss per common share remained flat at $(0.17) when compared to the prior year. Adjusted loss per common share improved by $0.10 to $(0.06) from $(0.16) in the first quarter of Fiscal 2020
•	Adjusted EBITDA improved by $8.8 million to $(0.2) million from $(9.0) million in the prior year quarter

Balance Sheet and Cash Flow Highlights

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Cash and cash equivalents totaled $104.1 million and we had no borrowings on our revolver at the end of the first quarter of Fiscal 2021 compared to cash and cash equivalents of $1.9 million and revolver borrowings of $6.3 million at the end of the first quarter of Fiscal 2020

•	Inventory totaled $174.5 million at the end of the first quarter of Fiscal 2021 compared to $185.1 million at the end of the first quarter of Fiscal 2020
•	Net cash used in operating activities totaled $119.3 million in the first quarter of Fiscal 2021 compared to $81.3 million in the first quarter of Fiscal 2020
•	Capital expenditures totaled $2.7 million in the first quarter of Fiscal 2021 compared to $5.7 million in the first quarter of Fiscal 2020

Fiscal 2021 Outlook

The Company raised guidance for the full year Fiscal 2021, a 52 week year. Fiscal 2020 included a 53rd week, which added approximately $18.0 million in sales, $1.5 million in net income, and $3.0 million in adjusted EBITDA.

	Current Outlook	Prior Outlook
Sales	$1,175 to $1,195 million	$1,155 to $1,175 million
GAAP net income	$82 to $92 million	$82 to $92 million
Adjusted net income	$106 to $116 million	$96 to $106 million
Adjusted EBITDA	$202 to $208 million	$192 to $198 million
Adjusted net income per share	$0.55 to $0.60	$0.50 to $0.55
Diluted share count	193 million	193 million

Conference Call Details

A conference call to discuss the first quarter of Fiscal 2021 financial results is scheduled for today, February 4, 2021 at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-407-0784 (international callers please dial 1-201-689-8560) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://ir.lesliespool.com/.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed online at https://ir.lesliespool.com/ for 90 days.

About Leslie's

Founded in 1963, Leslie's is the largest direct-to-consumer brand in the U.S. pool and spa care industry, serving residential, professional, and commercial consumers. Leslie's markets its products through more than 900 physical locations and multiple digital platforms. The company employs more than 5,000 associates, pool and spa care experts, and certified technicians who are passionate about empowering consumers with the knowledge, products, and solutions necessary to confidently maintain and enjoy their pools and spas.

Use of Non-GAAP Financial Measures

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company uses certain non-GAAP financial measures, including comparable sales growth and adjusted EBITDA, adjusted net income, and adjusted net income per share, to evaluate the effectiveness of its business strategies, to make budgeting decisions, and to compare its performance against that of other peer companies using similar measures. These non-GAAP financial measures should not be considered in isolation or as substitutes for the Company’s results as reported under GAAP. In addition, these non-GAAP financial measures are not calculated in the same manner by all companies, and accordingly, are not necessarily comparable to similarly titled measures of other companies and may not be appropriate measures for performance relative to other companies.

Comparable Sales Growth

We measure comparable sales growth as the increase or decrease in sales recorded by the comparable base in any reporting period, compared to sales recorded by the comparable base in the prior reporting period. The comparable base includes sales through our locations and through our e-commerce websites and third-party marketplaces. Comparable sales is a key measure used by management and our board of directors to assess our financial performance.

Adjusted EBITDA

Adjusted EBITDA is a key measure used by management and our board of directors to assess our financial performance. Adjusted EBITDA is also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures.

Adjusted EBITDA is defined as earnings before interest (including amortization of debt costs), taxes, depreciation, amortization, loss (gain) on disposition of assets, management fees, equity-based compensation expense, mark-to-market on interest rate cap, and special items. Adjusted EBITDA is not a recognized measure of financial performance under GAAP but is used by some investors to determine a company’s ability to service or incur indebtedness. Adjusted EBITDA should not be construed as an indicator of a company’s operating performance in isolation from, or as a substitute for, net income, cash flows from operations or cash flow data, all of which are prepared in accordance with GAAP. We have presented adjusted EBITDA solely as supplemental disclosure because we believe it allows for a more complete analysis of results of operations. Adjusted EBITDA is not intended to represent, and should not be considered more meaningful than, or as an alternative to, measures of operating performance as determined in accordance with GAAP. In the future, we may incur expenses or charges such as those added back to calculate adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these items.

Adjusted Net Income and Adjusted Net Income per Share

Adjusted net income and adjusted net income per share are additional key measures used by management and our board of directors to assess our financial performance. Adjusted net income and adjusted net income per share are also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other GAAP measures.

Adjusted net income is defined as net income adjusted to exclude loss (gain) on disposition of assets, management fees, equity-based compensation expense, mark-to-market on interest rate cap, and special items. Adjusted net income per share is defined as adjusted net income divided by the weighted average number of common shares outstanding.

Forward Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Our actual results could differ materially from those indicated in these forward-looking statements for a variety of reasons, including, among others:

•	our ability to execute on our growth strategies;
•	our ability to maintain favorable relationships with suppliers and manufacturers;
•	competition from mass merchants and specialty retailers;
•	regulatory changes and development affecting our current and future products;
•	our ability to obtain additional capital to finance operations;
•	impacts on our business from the COVID-19 pandemic; and
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other risks and uncertainties, including those listed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2020 and subsequent filings with the U.S. Securities and Exchange Commission.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended October 3, 2020 and subsequent filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject based on information available to us as of the date of this press release. And while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete.

The forward-looking statements made in this press release are based on events or circumstances as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Contact

Investors

Farah Soi/Caitlin Churchill

ICR

investorrelations@lesl.com

Media

Megan Gaffney

SHIFT Communications

media@lesl.com

Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended	Three Months Ended
In thousands, except per share amounts	January 2, 2021	December 28, 2019
Sales	$145,006	$122,978
Cost of merchandise and services sold	93,291	81,900
Gross profit	51,715	41,078
Selling, general and administrative expenses	77,489	59,721
Operating loss	(25,774)	(18,643)
Other expense:
Interest expense	11,516	22,417
Loss on debt extinguishment	7,281	-
Other expenses, net	-	137
Total other expense	18,797	22,553
Loss before taxes	(44,571)	(41,197)
Income tax benefit	(14,314)	(15,010)
Net loss	$(30,257)	$(26,187)

Net loss per share
Basic and diluted	$(0.17)	$(0.17)
Weighted average shares outstanding
Basic and diluted	176,990	156,500

Other financial data (1)
Adjusted EBITDA	$(243)	$(9,004)
Adjusted net loss	$(10,619)	$(24,314)
Basic and diluted adjusted net loss per share	$(0.06)	$(0.16)

(1) See the section titled "GAAP to Non-GAAP Reconciliation"

Condensed Consolidated Balance Sheets (unaudited)

	As of	As of	As of
In thousands	January 2, 2021	October 3, 2020	December 28, 2019
Assets
Current assets
Cash and cash equivalents	$104,077	$157,072	$1,938
Accounts and other receivables, net	37,116	31,481	49,657
Inventories, net	174,535	148,966	185,130
Prepaid expenses and other current assets	39,899	34,614	6,201
Total current assets	355,627	372,133	242,926
Property and equipment, net	62,628	66,391	71,805
Operating lease right-of-use assets	191,125	177,655	212,492
Goodwill and other intangibles, net	120,636	121,186	122,718
Deferred tax assets	14,729	6,583	-
Other assets	2,363	2,490	1,345
Total assets	$747,108	$746,438	$651,286

Liabilities and stockholders' deficit
Current liabilities
Accounts payable	$69,046	$92,372	$75,265
Accrued expenses	59,086	101,167	54,381
Operating lease liabilities	56,398	54,459	60,502
Income taxes payable	-	1,857	-
Current portion of long-term debt	8,341	8,341	8,341
Total current liabilities	192,871	258,196	198,489
Revolving commitment	-	-	6,300
Deferred tax liabilities	-	-	3,911
Operating lease liabilities, noncurrent	139,796	130,234	162,329
Long-term debt, net	795,394	1,179,550	1,185,256
Other long-term liabilities	5,457	5,457	7,936
Total liabilities	1,133,518	1,573,437	1,564,221
Total stockholders' deficit	(386,410)	(826,999)	(912,935)
Total liabilities and stockholders' deficit	$747,108	$746,438	$651,286

Condensed Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended	Three Months Ended
In thousands	January 2, 2021	December 28, 2019

Operating activities
Net loss	$(30,257)	$(26,187)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,595	7,276
Equity-based compensation	12,160	598
Amortization of deferred financing costs and debt discounts	648	848
Provision for doubtful accounts	59	57
Loss on extinguishment of debt	7,281	-
Deferred income taxes	(8,146)	2,672
Loss on disposition of assets	(1,758)	443
Changes in operating assets and liabilities:
Accounts and other receivables	(5,694)	(15,842)
Inventories	(25,569)	(34,402)
Prepaid expenses and other current assets	(5,285)	1,502
Other assets	127	75
Accounts payable and accrued expenses	(65,629)	(21,922)
Income taxes payable	(1,857)	(6,713)
Operating lease assets and liabilities, net	(1,969)	10,339
Net cash used in operating activities	(119,294)	(81,256)

Investing activities
Purchases of property and equipment	(2,706)	(5,738)
Acquisitions, net of cash acquired	-	(6,188)
Proceeds from dispositions of fixed assets	2,404	6
Net cash used in investing activities	(302)	(11,920)

Financing activities
Borrowings on revolving commitment	-	6,300
Repayment of Senior Notes	(390,000)	-
Principal payments on Term Loan	(2,085)	(2,085)
Proceeds from issuance of common stock upon initial public offering, net of offering costs	458,686	-
Net cash provided by financing activities	66,601	4,215

Net decrease in cash and cash equivalents	(52,995)	(88,961)
Cash and cash equivalents, beginning of period	157,072	90,899
Cash and cash equivalents, end of period	$104,077	$1,938

GAAP to Non-GAAP Reconciliation (unaudited)

	Three Months Ended	Three Months Ended
In thousands, except per share amounts	January 2, 2021	December 28, 2019

Net loss	$(30,257)	$(26,187)
Interest expense	11,516	22,417
Income tax benefit	(14,314)	(15,010)
Depreciation and amortization expenses (a)	6,595	7,276
(Gain) loss on disposition of assets (b)	(1,758)	443
Management fee (c)	382	1,322
Equity-based compensation expense (d)	12,160	598
Mark-to-market on interest rate cap (e)	-	22
Loss on debt extinguishment (f)	7,281	-
Other (g)	8,152	115
Adjusted EBITDA	$(243)	$(9,004)

Net loss	$(30,257)	$(26,187)
(Gain) loss on disposition of assets (b)	(1,758)	443
Management fee (c)	382	1,322
Equity-based compensation expense (d)	12,160	598
Mark-to-market on interest rate cap (e)	-	22
Loss on debt extinguishment (f)	7,281	-
Other (g)	8,152	115
Tax effects of these adjustments (h)	(6,579)	(627)
Adjusted net loss	$(10,619)	$(24,314)

Adjusted net loss per share
Basic and diluted	$(0.06)	$(0.16)
Weighted average shares outstanding
Basic and diluted	176,990	156,500

(a) Includes depreciation related to our distribution centers and stores which is included within the cost of merchandise and services sold line item in our condensed consolidated statements of operations.

(b) Consists of loss on disposition of assets associated with store closures or the sale of property and equipment.

(c) Represents amounts paid or accrued in connection with our management services agreement. The management services agreement terminated upon the completion of our IPO.

(d) Represents non-cash charges related to equity-based compensation.

(e) Includes non-cash charges related to the change in fair value of our interest rate cap agreements.

(f) Represents non-cash expense due to the write-off of deferred financing costs related to the repayment of our senior unsecured floating rate notes due 2024 during the first quarter of fiscal year 2021.

(g) Other non-recurring, non-cash or discrete items as determined by management, such as transaction related costs, personnel-related costs, legal expenses, strategic project costs, and miscellaneous costs. The first quarter of fiscal 2021 includes one-time payments of contractual amounts incurred in connection with our IPO.

(h) Represents the tax effect of the total adjustments based on our actual statutory tax rate for fiscal year 2020 and our estimated statutory tax rate for fiscal year 2021.